Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL
GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
DAN R. REASER
PAUL E. LARSEN

ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III
1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 –––– FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com
MICHAEL D. KNOX
ERIN FLYNN
JENNIFER ROBERTS
MEREDITH L. STOW
DOUGLAS A. CANNON
RICHARD T. CUNNINGHAM
MATTHEW R. POLICASTRO
TREVOR HAYES
JENNIFER J. DiMARZIO
PEARL L.GALLAGHER
CHRISTINE D. SMITH
SUSAN L. MYERS
BRIAN S. PICK
JENNIFER L. BRASTER
LUCAS J. TUCKER
CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI
KETAN D. BHIRUD
LAUREN D. CALVERT-ARNOLD
ROBERT W. HERNQUIST
CHRISTIAN HALE
TIMOTHY R. MULLINER
COURTNEY MILLER O'MARA
BRIAN H. SCHUSTERMAN
MOHAMED A. IQBAL, JR.
KELLY R. KICHLINE
MARK J. GARDBERG
ELIZABETH A. HIGH
JAMES B. GIBSON
GREG J. CARLSON
ABIGAYLE F. DANG
JING ZHAO

February 16, 2010	OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE BRIAN HARRIS CHRISTOPHER MATHEWS MARK A. CLAYTON *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 mgoldstein@lionelsawyer.com

China XD Plastics Company Limited
No. 9 Qinling Road, Yingbin Road, Centralized Industrial Park
Harbin Development Zone, Heilongjiang, People’s Republic of China 150078

Ladies and Gentlemen:

We have acted as special Nevada counsel to China XD Plastics Company Limited, a Nevada corporation (the “Company”) in connection with its filing with the Securities and Exchange Commission on or about the date hereof of Form S-3  (the “Registration Statement”) relating to the Offering (as defined below) under the Securities Act of 1933, as amended (the “Act”) of 3,301,739 shares of Common Stock issuable, from time to time, upon the conversion of Series C Convertible Preferred Stock (as defined below), par value $0.0001 per share (“Common Stock”) of the Company  (the “Offering”).

The Registration Statement relates to the shares of Common Stock that are being registered by the Company for reoffers and resales by the certain shareholders of the Company who are named in the Registration Statement (the “Selling Stockholders”).

We have examined:

a.           The Articles of Incorporation of the Company (the “Articles of Incorporation”) as certified by the Nevada Secretary of State on December 22, 2009.

b.           Good Standing Certificate from the Nevada Secretary of State for the Company dated January 27, 2010.

c.           The Bylaws (“Bylaws”) of the Company certified by an officer of the Company on December 1, 2009.

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW
China XD Plastics Company Limited February 16, 2010 Page 2

d.           Resolutions certified by an officer of the Company on December 1, 2009.

e.           Certificate of Designations for the Series C Convertible Preferred Stock as filed with the Nevada Secretary of State on November 30, 2009 (“Series C Convertible Preferred Stock”).

f.           Certificate of the Chief Financial Officer of the Company as to the number of authorized, issued, outstanding and reserved common and preferred stock of the Company.

We assume that the Company will in the future keep reserved a sufficient amount of the Common Stock to satisfy its obligations for present and future securities issues.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.  We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.	The Company has authority pursuant to its Articles of Incorporation to issue up to 500,000,000 shares of authorized Common Stock.

2.
The Company has outstanding 40,867,050 shares of Common Stock.  The Company has heretofore reserved a sufficient amount of the Common Stock to satisfy its obligations for present and future securities issues.

3.
Assuming the full consideration for each share of Common Stock issuable upon the conversion of Series C Convertible Preferred Stock, is received by the Company in accordance with the terms of the Series C Convertible Preferred Stock, such shares of Common Stock will, when issued, be validly issued and outstanding, fully paid and nonassessable.

We express no opinion concerning any securities law or rule.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely on it pursuant to the applicable provisions of the Act.

Very truly yours,

Lionel Sawyer & Collins/s/

Lionel Sawyer & Collins